Exhibit 32.1



     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)


      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Ocean West Holding Corporation (the "Company") hereby certifies with respect to the amended Annual Report on Form 10-KSB of the Company for the year ended September 30, 2004 as filed with the Securities and Exchange Commission (the "10-K Report") that to his knowledge:

            1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

            2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 2, 2006

                                                /s/ Darryl Cohen
                                                --------------------------------
                                                Darryl Cohen President,
                                                Chief Executive Officer and
                                                Chief Financial Officer

      As signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ocean West Holding Corporation and will be retained by Ocean West Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.